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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT ACCOUNTS


         We hereby consent to the incorporation by reference in the Prospectus constituting part of the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 33-64209) of Burlington Northern Santa Fe Corporation of our report dated February 21, 1995, related to the consolidated financial statements of Santa Fe Pacific Corporation, which appears on page 19 of the 1994 Annual Report to Shareholders which is incorporated by reference in Santa Fe Pacific Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                              PRICE WATERHOUSE LLP


Kansas City, Missouri
November 20, 1995